SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant      __x__

Filed by a party other than the registrant ___

Check the appropriate box:

_____  Preliminary proxy statement

__x__  Definitive proxy statement

_____  Definitive additional materials

_____ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                      COLONIAL GAS COMPANY
________________________________________________________________
        (Name of Registrant as Specified in Its Charter)






               Timothy A. Clark, Corporate Counsel
________________________________________________________________
           (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

    __x__  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-
           6(i)(1), or 14a-6(j)(2).


                    [END OF SCHEDULE 14A]



                     COLONIAL GAS COMPANY
                        40 MARKET STREET
                   LOWELL, MASSACHUSETTS 01852
                        _________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

      You are hereby notified that the Annual Meeting of Stockholders of Colonial Gas Company (the "Company") will be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts in the Auditorium on the First Floor, on Wednesday, April 20, 1994 at 10:00 a.m. Boston time for the following purposes:

    1.  To elect five Directors of the Company.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders entitled to notice of and to vote at the Annual
Meeting are holders of Common Stock of record at the close of business on March 1, 1994, as fixed by action of the Board of Directors.

    The Company's Proxy Statement is submitted herewith.

     It is sincerely hoped that you will attend the Annual Meeting. HOWEVER, YOU ARE REQUESTED TO FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON. A self-addressed postage paid envelope is enclosed for this purpose. Your proxy is revocable by giving written notice to the Clerk or Transfer Agent of the Company and will not affect your right to vote in person in the event you attend the Annual Meeting.

                            By order of the Board of Directors,


                                            CAROL E. ELDEN
                                                Clerk

March 10, 1994

      YOU  ARE  SINCERELY REQUESTED TO COOPERATE  IN  ASSURING  A
QUORUM  BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY  AND
PROMPTLY MAILING IT IN THE RETURN ENVELOPE.  THANK YOU.


                 [END OF NOTICE OF ANNUAL MEETING]

                       COLONIAL GAS COMPANY
                         40 MARKET STREET
                   LOWELL, MASSACHUSETTS 01852
                         ______________

                         PROXY STATEMENT
                          _____________

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Colonial Gas Company (the "Company") for use at the Annual Meeting of the holders of its Common Stock, $3.33 par value per share, to be held on Wednesday, April 20, 1994 at the time and place set forth in the Notice of Annual Meeting of Stockholders and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to Stockholders is March 10, 1994.

    The Company's Board of Directors has set March 1, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had issued and outstanding 8,047,768 shares of Common Stock. Holders of record of Common Stock on such date are entitled to one vote per share at the Annual Meeting and any adjournment thereof. Abstentions and broker non-votes will be considered as shares present for purposes of determining the existence of a quorum.

    The costs of proxy solicitation shall be borne by the Company. Such costs will include a $4,500 fee to Morrow & Co., Inc., which has been retained to assist with proxy solicitations, as well as reimbursement for postage and clerical expenses to brokerage houses, custodians, nominees or other fiduciaries for forwarding documents to beneficial owners of Common Stock held in their names. In addition, Directors, officers or employees of the Company (none of whom will receive any extra compensation for their activities) may solicit proxies by telephone or in person, the expense of which is anticipated to be nominal.

    If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. The proxy may be revoked by the stockholder at any time prior to the voting thereof, by written notice of revocation to either the Clerk of the Company or The First National Bank of Boston, P.O. Box 1719, Boston, Massachusetts 02105-9905, or by attending and voting at the meeting.

    The principal executive offices of the Company are located at 40 Market Street, Lowell, Massachusetts 01852 (telephone number
(508) 458-3171).


                      ELECTION OF DIRECTORS

     On the date of the Annual Meeting, the Board of Directors will consist of fifteen Directors divided into three classes.
Five Directors of Class I are to be elected at the Annual Meeting. Those individuals elected Class I Directors shall serve until the 1997 Annual Meeting or until a successor is duly elected and qualified.

     It is the intention of the persons named in the accompanying form of proxy to vote at the Annual Meeting for the election of the five nominees named on the next page. All the nominees are presently serving as Directors. If any nominee should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as may be designated by the Board of Directors to replace such nominee.

     Directors will be elected by a plurality of the votes properly cast at the meeting. Votes withheld and broker non-votes will not be treated as votes cast for this purpose.


     The names of the nominees for election as Class I Directors and the names of the other Directors whose current terms continue after the Annual Meeting are shown below, together with certain information relating to principal occupation during the last five years and other business experience.


                                                    Served as Director
                          Principal Occupation         of the Company
     Name and Age        and Other Directorships     Continuously Since

Nominees
Directors of Class I to be elected for a term expiring in 1997:

Victor W. Baur (50)    Director; President of Transgas         1993
                       Inc., the Company's energy
                       trucking subsidiary, since July
                       1990; previously, Executive Vice
                       President of Transgas Inc.

Howard C. Homeyer (61) Director; Independent Energy            1989
                       Consultant since June 1988;
                       Senior Vice President of Texas
                       Eastern Corporation, Houston,
                       Texas from May 1985 until June
                       1988; President, Algonquin Energy
                       Corporation from January until
                       September 1987; and President,
                       Texas Eastern Gas Pipeline Company
                       from May 1985 until September 1987
                       (each of said  companies is in the
                       natural gas transmission business).

Richard L. Hull (69)   Director; President of Big Sandy        1973
                       Management Company, Inc., coal
                       lessors, Manchester, Massachusetts;
                       President of R. L. Hull & Co., Inc.,
                       Manchester, Massachusetts, management
                       consultants.

Frederic L. Putnam, Jr. Director; Chairman of the Board of     1973
(69) *                  Directors and CEO of the Company
                        since April 1984.

Nickolas Stavropoulos   Director; Vice President Finance       1993
(36) *                  and Chief Financial Officer of
                        the Company since August 1989;
                        previously, Vice President of Rates
                        and Planning.

Continuing Directors
Directors of Class II to continue in office until 1995:

John P. Harrington      Director; Vice President - Gas         1993
(51) *                  Supply of the Company since August
                        1989; previously, Vice President
                        and General Manager of the Lowell
                        Division.

Daniel H. LeVan, Jr.    Director; private investor.            1973
(69)


John F. Reilly, Jr.    Director; President, Chief Executive    1985
(61)                   Officer and Director of Fred C. Church,
                       Inc., Lowell, Massachusetts, a general
                       insurance agency; Mr. Reilly is also a
                       Director of Massachusetts Electric
                       Company, a wholly-owned subsidiary of
                       New England Electric System.

Margaret M. Stapleton  Director; Vice President of John Hancock  1983
(57) (a)               Mutual Life Insurance Company, Boston,
                       Massachusetts; Miss Stapleton is also a
                       Trustee of Eastern Utilities Associates.

Charles O. Swanson     Director; President of the Company since  1986
(62) *                 July 1990, with retirement scheduled on
                       May 1, 1994; previously, Executive Vice
                       President.


Directors of Class III to continue in office until 1996:

Albert C. Dudley (65)  Director; Retired; Senior Vice President  1991
                       of the Company from August 1989 until
                       December 1990; previously, Senior Vice
                       President - Gas Supply.

Kenneth R. Lydecker    Director; Retired; Executive Vice         1985
(69)                   President and General Manager of
                       Cape Cod Division until 1980.

Frederic L. Putnam, III Director; Executive Vice President       1991
(48) (b) *              and General Manager of the Company
                        since April 1993; elected President
                        effective May 1, 1994; previously, Vice
                        President and General Manager of the
                        Company.

Andrew B. Sides, Jr.   Director; Business Consultant;            1978
(68)                   previously, Chairman and Treasurer
                       until 1984 of Rhode Island Tool
                       Company, Inc., Providence, Rhode Island;
                       Mr. Sides is also a Director of L.S.
                       Starrett Company.

George E. Wik (61)     Director; Business Consultant;            1993
                       previously,Vice President and Senior
                       Public Utility Account Officer of
                       Chase Manhattan Bank, New York, New York.
__________
*   Member of the Executive Committee of the Board of Directors.

    (a) At December 31, 1993, $10,750,000 of the Company's long-term debt was held by John Hancock Mutual Life Insurance Company, of which Miss Stapleton is an officer.

   (b)  Mr. Putnam, III is Mr. Putnam, Jr.'s son.

Meetings of the Directors

     In 1993, the Directors held four Board meetings. Each of the Directors who served in 1993 attended all the meetings of the Board and of the committees of the Board on which he or she served which were held during the time he or she served.

Directors' Compensation

     Directors who are not salaried officers of the Company received an annual fee of $8,000 in 1993 payable quarterly, plus $500 for each Board of Directors' meeting attended and reimbursement of expenses incurred in connection with such attendance.

     Members of the Audit, Compensation and Nominating Committees of the Board of Directors received a fee of $500 in 1993 for each committee meeting attended and reimbursement of expenses incurred in connection with such attendance.

     The Company has a plan which allows the members of the Board of Directors to defer receipt of all or part of their fees for services as a Director. The amount of fees deferred must be at least $1,000 per year. Interest is credited on the amount deferred. Fees deferred are payable as designated by the irrevocable election of a Director or at such earlier date as the Director ceases to be a Director. The plan provides for an election to receive the deferred fees in either one lump sum, in semi-annual installments over a period of up to 15 years or, in the event of death of a Director, payments accrued will be made to the beneficiary designated by the Director. The amount deferred under this plan in 1993 was $12,500.

    The Company has an arrangement with Mr. Homeyer pursuant to which he provides consulting services in connection with the Company's gas supply activities and related matters. In 1993, Mr. Homeyer received additional compensation of $36,800 for providing such services.

Committees of the Directors

     The  Audit Committee of the Directors, consisting of Richard
L. Hull (Chairman), Albert C. Dudley, Kenneth R. Lydecker, Margaret M. Stapleton and George E. Wik, held three meetings in 1993. The duties of this Committee encompass making recommendations on the selection of the Company's independent auditors; conferring with such auditors regarding, among other things, the scope of their examination, with particular emphasis on areas where special attention should be directed; reviewing the accounting principles and practices being followed by the Company as they relate to those prevailing in the utility industry; assessing the adequacy of the Company's interim and annual financial statements; reviewing the Company's internal controls; performing such other duties as are appropriate to monitor the accounting and auditing policies and procedures of the Company; and reporting to the Directors from time to time.

     The Compensation Committee of the Directors, consisting of Andrew B. Sides, Jr. (Chairman), Richard L. Hull, John F. Reilly, Jr., and Margaret M. Stapleton, met twice in 1993. The duties of this Committee include studying and making recommendations to the Directors with respect to salaries and other benefits to be paid to the officers of the Company. The "Compensation Committee Report on Executive Compensation" is included in this Proxy Statement.

     The Nominating Committee of the Directors, consisting of Andrew B. Sides, Jr. (Chairman), Howard C. Homeyer and Daniel H. LeVan, Jr., held three meetings in 1993. The Nominating Committee will consider recommendations for Director nominations submitted timely by stockholders in writing to the Clerk of the Company. The Company's By-Laws contain provisions dealing with requirements for nomination of Directors by stockholders, including the time when such nominations may be made and the information required to be submitted.

                      AMENDMENT OF BY-LAWS

     In  connection  with  the  adoption  by  the  Company  of  a
Shareholder Rights Plan, on November 9, 1993, the Board of Directors amended Article XV of the By-Laws of the Company to provide that the Massachusetts Control Share Acquisition Statute would not apply to the Company. The Company retained the right to redeem shares acquired in a control share acquisition under certain circumstances should that Statute at any time apply to the Company. The Shareholder Rights Plan is designed to protect the Company's stockholders against unsolicited attempts to acquire control of the Company in a transaction that does not maximize stockholders' value. The purpose of the amendment to the By-Laws is to have the Shareholder Rights Plan, rather than the less-protective Massachusetts Control Share Acquisition Statute, govern such transactions.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of More Than 5% of Outstanding Securities

     The following table sets forth information as of March 1, 1994 with respect to any person or group known to the Company to be the beneficial owner of more than five percent of the Common
Stock.

                                    Amount and Nature of
                                      Beneficial ownership

                                       (A)           (B)            Percent
                                    Sole Voting  Shared Voting   of Aggregate
    Name and Address     Title of   and Invest-  and Invest-        Common
   of Beneficial Owner     Class    ment Power   ment Power          Stock

BayBank (a)              Common    604,595 (b)        0             7.53%
7 New England Executive
Park, Burlington, MA 01803
__________

      (a) Information herein is based solely on a Schedule 13G report dated January 28, 1994 and filed by BayBank with the Securities and Exchange Commission.

      (b) BayBank holds 599,540 shares as the Trustee under the Company's Savings Plans pursuant to which the employees who are beneficial owners have rights to direct how they wish to invest their individual accounts among the plan investments and how they wish to have voted the shares of the Company's Common Stock allocated to their accounts.

Management Ownership

      The following table sets forth (i) the number of shares of Common Stock beneficially owned as of January 3, 1994 by each of the Company's Directors, by each of the named executive officers listed in the Summary Compensation Table and by the Company's Directors and executive officers as a group, and (ii) the percentage which such shares bear to the total number of outstanding shares as of that date.

            Name of Individual    Amount and Nature of              Percent
              or Number of       Beneficial Ownership of          Common Stock
            Persons in Group        Common Stock (a)

Frederic L. Putnam, Jr.
 Individually                            22,881(b)                    .285%
 By Corporation                         218,898(c)                   2.726%
Charles O. Swanson                       10,621(d)                    .132%
Frederic L. Putnam, III                   6,327(e)                    .079%
Victor W. Baur                            3,426(f)                    .043%
John P. Harrington                        1,616(g)                    .020%
Nickolas Stavropoulos                     3,188(g)                    .040%
Albert C. Dudley                            726(h)                    .009%
Howard C. Homeyer                         1,287(i)                    .016%
Richard L. Hull                             462(i)                    .006%
Daniel H. LeVan, Jr.                    210,774(i)                   2.625%
Kenneth R. Lydecker                       1,814(j)                    .023%
John F. Reilly, Jr.                       1,031(i)                    .013%
Andrew B. Sides, Jr.                     10,908(i)                    .136%
Margaret M. Stapleton                       337(i)                    .004%
George E. Wik                               104(k)                    .001%
2 other executive officers of the         1,283                       .016%
Company
Directors and executive officers of
the Company as a group (17 persons)     495,683                      6.174%

__________

      (a) Number of shares based on information furnished to the Company by its Directors and officers and by the Trustee of the Company's Savings Plan.

      (b) Consisting of 4,448 shares owned jointly with spouse, 1,500 shares owned of record by spouse over which Mr. Putnam, Jr. has or shares the power to direct voting or disposition, or both, and 16,933 shares held in trust for Mr. Putnam, Jr. under the Company's Savings Plan pursuant to which Mr. Putnam, Jr. has the power to direct the disposition and the voting of such shares.

      (c) These shares are held by F. L. Putnam Securities Company, Inc., of which Mr. Putnam, Jr. is a director and owner of approximately 16% of the voting common stock. Brothers of Mr. Putnam, Jr. are the other directors and stockholders of that corporation. Mr. Putnam, Jr. disclaims beneficial ownership of these shares.

      (d) Consisting of 2,305 shares owned jointly with spouse, over which Mr. Swanson has or shares the power to direct voting or disposition, or both, and 8,316 shares held in trust for Mr. Swanson under the Company's Savings Plan pursuant to which Mr. Swanson has the power to direct the disposition and the voting of such shares.

      (e) Consisting of 6,324 shares held in trust for Mr. Putnam, III under the Company's Savings Plan pursuant to which Mr. Putnam, III has the power to direct the disposition and the voting of such shares and 3 shares held by Mr. Putnam, III as custodian for his minor child pursuant to which Mr. Putnam, III has the power to direct the disposition and the voting of such shares.

      (f) Consisting of 76 shares owned jointly with spouse, over which Mr. Baur has or shares the power to direct voting or disposition, or both, and 3,350 shares held in trust for Mr. Baur under the Company's Savings Plan pursuant to which Mr. Baur has the power to direct the disposition and the voting of such shares.

      (g) These shares are held in trust for the named individual under the Company's Savings Plan pursuant to which the named individual has the power to direct the disposition and the voting of such shares.

      (h)  Consisting  of 537 shares owned  solely  and  189
shares  held  in  trust for Mr. Dudley under  the  Company's
Savings Plan pursuant to which Mr. Dudley has the power to direct the disposition and the voting of such shares.

      (i) Owner of record with sole voting and investment power.

     (j) Consisting of 506 shares owned solely, 1,125 shares owned jointly with spouse, and 183 shares owned of record by spouse, over which Mr. Lydecker has or shares the power to direct voting or disposition, or both.

      (k) These shares are owned jointly with spouse, over which Mr. Wik has or shares the power to direct voting or disposition, or both.


      Based solely on the Company's review of reports under
Section 16(a) of the Securities Exchange Act of 1934 received by it and certain written representations, the Company believes that during 1993 all Section 16 (a) filing requirements applicable to persons required to report under that section were complied with except that Mr. Wik's Initial Statement of Beneficial Ownership on Form 3 upon his becoming a director on February 11, 1993 (which reported no ownership) was filed late. Mr. Wik purchased 100 shares on March 16, 1993 and timely reported the purchase of those shares.

                     EXECUTIVE COMPENSATION

      Shown below is the compensation paid by the Company and its wholly-owned subsidiary, Transgas Inc., during each of the years ending December 31 for the Company's Chief Executive Officer and four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the most recent fiscal year.


                                Summary Compensation Table
                                           Annual Compensation     All Other
Name and Principal Position     Year         Salary    Bonus    Compensation**

F. L. Putnam Jr.,               1993        $175,000     -          $8,727
Chairman and Chief              1992         170,033     -           7,243
Executive Officer               1991         165,700     -           6,943

Charles O. Swanson,             1993         186,419     -           6,797
President and Director          1992         176,700     -           6,814
                                1991         155,000     -           7,048

F. L. Putnam, III,              1993         142,508     -           6,315
Executive Vice President        1992         125,600     -           5,123
and General Manager,            1991         118,450     -           4,912
and Director

Nickolas Stavropoulos,          1993         145,034   $15,000*      5,652
Vice President - Finance        1992         123,600     -           4,624
and Chief Financial Officer,    1991         114,964     -           4,234
and Director

Victor W. Baur, President       1993         121,958     -           5,272
of Transgas Inc., and           1992         115,600     -           2,484
Director                        1991         108,000     -           3,463
__________

    * Represents a special one-time bonus as described in the "Compensation Committee Report on Executive Compensation".

    ** Includes (i) the Company's matching contribution to the account of the executive in the Company's Savings Plan (ranging from $2,947 to $4,497 in 1993), (ii) Company-provided group term life insurance coverage in excess of the Internal Revenue Service's allowable amount of $50,000 (valued at from $207 to $3,042 in 1993), and (iii) if applicable, amounts received for a waiver of medical benefits (ranging from $1,310 to $1,819 in 1993).

      The following table sets forth the current estimated annual benefits payable upon retirement to participants in the Colonial Gas Company Retirement Plan (the "Retirement Plan") in specified compensation and years of service classifications, assuming (i) continued service until retirement at normal retirement age under the Retirement Plan, and (ii) retirement occurred in 1993 at age 65.

                            Pension Plan Table

Average Annual                 ANNUAL BENEFITS (Based on Years of Service)
Compensation          15          20          25          30          35

$100,000           $25,867      $34,490     $43,112     $48,112    $53,112
 125,000            33,367       44,490      55,612      61,862     68,112
 150,000            40,867       54,490      68,112      75,612     83,112
 175,000            48,367       64,490      80,612      89,362     98,112
 200,000            55,867       74,490      93,112     103,112    113,112
 225,000            63,367       84,490     105,612     115,641    115,641


      The Company maintains the Retirement Plan for non-union employees, including all officers, who have attained the age of 21 and who have completed one thousand hours of service in a year. The formula for determining annual benefits under the Retirement Plan's life annuity option for employees with at least 25 years of service is 50% of the employee's highest average annual earnings (salary and bonus) received in any 60 consecutive months during the last 10 years prior to retirement plus an additional 1% of final average compensation for each year of service in excess of 25, less 50% of the primary social security benefit, as defined in the Retirement Plan. An employee with less than 25 years of service receives proportionately less according to the ratio of actual years of service to 25 years. If the employee was an actively employed plan participant during 1989, the employee may be entitled to a different benefit.

      Messrs. Putnam, Jr. and Swanson have separate supplemental retirement plans (collectively, the "Supplemental Plan"). Benefits under the Supplemental Plan are paid in the form of an annual stipend equal to a fixed dollar amount, which ranges between $500 and $1,000, multiplied by the years of service with the Company, or, assuming at least 25 years of service with the Company, 40% of the individual's highest annual salary, whichever is greater. Each participant in the Supplemental Plan will receive upon retirement the greater of the amount of benefits calculated under the Retirement Plan or the amount of benefits calculated under the Supplemental Plan. As of the end of 1993, the benefits Messrs. Putnam, Jr. and Swanson would each be entitled to receive under the Retirement Plan formula exceeded the respective benefits each would be entitled to receive under the Supplemental Plan formula.

      As of January 1, 1994, the credited years of service under the Retirement Plan and, if applicable, the Supplemental Plan were as follows: Mr. Putnam, Jr., 40 years; Mr. Putnam, III, 18 years; Mr. Stavropoulos, 14 years; and Mr. Baur, 21 years. Mr. Swanson has announced that he plans to retire on May 1, 1994 and the Board of Directors has voted to calculate his credited years of service effective at that time as 25 years (his credited years of service would otherwise have been 22 years).

      Mr. Putnam, Jr.'s average annual compensation for the most recent 60 month period for purposes of determining his benefit under the Retirement Plan is considered to be $202,194. The difference between this amount and the amounts set forth in the Summary Compensation Table is attributable to salary which Mr.
Putnam, Jr. was authorized to receive but did not accept. The average annual amount of salary he declined during that period was $12,340.

Change In Control Agreements

     The Company has entered into agreements with a number of its key employees, including each of the five executive officers named in the Summary Compensation Table, providing that in the event of termination of employment within a specified period following a Change in Control (as defined) of the Company (other than termination for cause, death, disability or retirement), or termination by the employee for Good Reason (as defined) following a Change in Control, the employee will become entitled to certain severance payments, service credits under the Retirement Plan based on anticipated salary increases to the date of normal retirement if terminated after the executive is 55 years old, and certain other benefits. All the agreements continue in effect unless terminated by the Company before a Change in Control upon 90 days' prior notice. In the cases of Messrs. Putnam, Jr. and Swanson, the agreements cover termination within a three year period following a Change in Control and the amount payable is equal to three years' salary. In the case of Messrs. Putnam, III, Stavropoulos and Baur, the applicable period is two years and the amount payable is equal to two years' salary. In all cases there is a limitation on total benefits so as to conform to the limitation on the deductibility of such termination benefits imposed by the Federal tax laws.

Performance Graph


     The graph below compares the cumulative total return, based on stock price appreciation and reinvested dividends, of Colonial Gas Company's Common Stock to the Standard & Poor's (S&P) 500 Stock Index and the S&P 40 Utilities Index for the years ended December 31, 1988 through 1993. These calculations assume $100 invested on January 1, 1989.

[ACTUAL GRAPH]





                                    1988  1989  1990  1991  1992  1993

Colonial Gas Company [Symbol]       100   122   136   170   220   245
S&P 500 Stock Index [Symbol]        100   132    91   119   128   140
S&P Utilities 40 Index [Symbol]     100   147   143   165   178   204


                  COMPENSATION COMMITTEE REPORT
                    ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors met twice in 1993. The duties of the Compensation Committee include evaluating and making recommendations to the Directors with respect to salaries and other benefits to be paid to the Company's officers, including its executive officers.

     In its evaluation process, the Compensation Committee works within the Company's Performance Planning and Incentive Compensation Program (the "Program") for determining salaries. The Program's components include salary ranges based on position descriptions, individual annual performance reviews and ranges of available merit increases.

      Under the Program, a position description has been established for all non-union positions at the Company, including executive officer positions. Salary ranges are assigned to each position using a point system which measures (i) the knowledge required to perform the job, (ii) the range of discretion inherent within the job, and (iii) the financial or other type of impact of the job on the Company's performance or accomplishments. Periodically, the Company conducts surveys of comparable positions at other utilities to review the Company's executive pay practices. In addition, information is also gathered from other outside sources and reviewed to ensure the integrity of the Company's compensation program. The Compensation Committee reviewed and approved the salary ranges utilized for the Company's executive officers in 1993.

     The Program also includes annual performance reviews for executive officers, other than the Chairman and Chief Executive Officer (the "Chairman"). These performance reviews are conducted by the executive officer to whom the officer reports, which generally is the President or the Chairman. The Chairman's performance is evaluated by the Compensation Committee. Each executive officer's 1992 annual performance review was used as a factor in determining where within the applicable salary range the executive officer's compensation was set for 1993.

     As part of the Program, the Compensation Committee also examines the total amount of funds available for non-union personnel, including executive officers. The amount of compensation increases to be made from these funds is based in part upon studies of comparable positions at utilities and other companies and, like the total amount available, is also based in part upon overall Company performance (factoring into that performance uncontrollable events such as weather). In determining the total amount of funds available for compensation increases for 1993, the Compensation Committee considered such factors as: the favorable performance in 1992 of the market value of the Company's Common Stock in comparison to other local gas distribution companies; the increase in the Company's 1992 net income to $10,643,000; the 4,800 firm utility customers added by the Company in 1992; the recovery of insurance proceeds to offset certain environmental response costs; and the Company's other operational accomplishments in 1992. Given the aforementioned studies and the Company's performance and accomplishments, the Compensation Committee recommended merit raises for the Company's executive officers, including the merit raises for the named executive officers as shown in the Summary Compensation Table.

     In determining the Chairman's salary, the Compensation Committee took into account its evaluation of the Chairman's performance, as well as the Company's performance and accomplishments in 1992 as described in the preceding paragraph.

     As of the end of 1992, the Company had no formal bonus or long-term incentive compensation programs in place for its executive officers. As part of its ongoing evaluation of compensation for the Company's officers, the Compensation Committee periodically reviews such programs. A special, one-time bonus of $15,000 was paid to Mr. Stavropoulos in 1993 in connection with his role as lead negotiator on behalf of the Company in obtaining settlement payments from insurers for coal gas manufacturing liabilities. Such settlement payments benefited both the Company's gas customers and its stockholders pursuant to an allocation formula approved by the Massachusetts Department of Public Utilities.

                              By the Compensation Committee,

                              Andrew B. Sides, Jr. (Chairman)
                              Richard L. Hull
                              John F. Reilly, Jr.
                              Margaret M. Stapleton


                      STOCKHOLDER PROPOSALS

      Any stockholder proposals for the Company's 1995 annual meeting of stockholders must be received by the Company by November 19, 1994 in order to be included in the proxy statement for that meeting. The proposals also must comply with applicable statutes and regulations and the provisions of the by-laws of the Company.

                          OTHER MATTERS

      Management is aware of no other matters which are to be presented for action at the meeting. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy intend to vote said proxy in accordance with their best judgment.

                      INDEPENDENT AUDITORS

       Grant   Thornton  are  the  independent  certified  public
accountants for the Company and representatives of Grant Thornton are expected to be available to make statements or respond to appropriate questions at the Annual Meeting.

                              By Order of the Board of Directors,


                                        CAROL E. ELDEN
                                            Clerk
March 10, 1994




                              APPENDIX

	The performance graph required by Item 8 of Rule 14a-101 and Item 402(l) of Regulation S-K has been filed pursuant to the provisions of Item 304(d)(1) of Regulation S-T and is not provided or described in this submission.

                   [END OF PROXY STATEMENT]



 [PROXY CARD]

                      COLONIAL GAS COMPANY

       THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS
              FOR THE APRIL 20, 1994 ANNUAL MEETING

     The undersigned stockholder of Colonial Gas Company (the "Company") hereby appoints Carol E. Elden and Dennis W. Carroll (each with power to act without the other and with power of substitution) proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 20, 1994 in the Auditorium on the First Floor of The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote, as designated below, all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. [Preceeding Sentence in Bold Type]

     The matters referred to on the reverse side are more fully described in the Notice of and Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged. THE DIRECTORS RECOMMEND THAT YOU GRANT AUTHORITY FOR THE ELECTION OF THE NOMINATED DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.

      (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)



               [END OF FACING PART OF PROXY CARD]







1.     Election of Directors

Nominees:  V.W. Baur, H.C. Homeyer, R.L. Hull, F.L. Putnam, Jr.,
N. Stavropoulos

               FOR            WITHHELD

               _______        _______


          MARK HERE                MARK HERE
          FOR ADDRESS              IF YOU PLAN
          CHANGE AND               TO ATTEND
          NOTE AT LEFT   _____     THE MEETING_____

NOTE: Please sign exactly as your name(s) appear. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:______________________________Date_____________

Signature:______________________________Date_____________








            [END OF REVERSE SIDE OF PROXY CARD]